Exhibit 99.1

ADTRAN, Inc. Reports Results for the Third Quarter 2012 and Declares Quarterly Cash Dividend

HUNTSVILLE, Ala.--(BUSINESS WIRE)--October 9, 2012--ADTRAN, Inc. (NASDAQ:ADTN) reported results for the third quarter 2012. For the quarter, sales were $162,125,000 compared to $192,194,000 for the third quarter of 2011. Net income was $9,272,000 for the quarter compared to $36,213,000 for the third quarter of 2011. Earnings per share, assuming dilution, were $0.15 for the quarter compared to $0.56 for the third quarter of 2011. Non-GAAP earnings per share for the quarter were $0.20 compared to $0.61 for the third quarter of 2011. The reconciliation between GAAP earnings per share, diluted, and non-GAAP earnings per share, diluted, is in the table provided.

ADTRAN Chief Executive Officer Tom Stanton stated, “This quarter’s performance came in line with our revised expectations. Although current market conditions limit near term visibility, we are confident that our market share position and globalization efforts will lead to significantly better performance in the future.”

The Company also announced that its Board of Directors declared a cash dividend for the third quarter of 2012. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on October 25, 2012. The ex-dividend date is October 23, 2012 and the payment date is November 8, 2012.

Non-GAAP earnings per share exclude the effect of acquisition related expenses, amortizations and adjustments, and stock compensation expense.

The Company confirmed that its third quarter conference call will be held Wednesday, October 10, 2012 at 9:30 a.m. Central Time. This conference call will be web cast live through StreetEvents.com. To listen, simply visit the Investor Relations site at www.adtran.com or www.streetevents.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.

An online replay of the conference call will be available for seven days at www.streetevents.com. In addition, an online replay of the conference call, as well as the text of the Company's earnings release, will be available on the Investor Relations site at www.adtran.com for at least 12 months following the call.

ADTRAN, Inc. is a leading global provider of networking and communications equipment. ADTRAN’s products enable voice, data, video and Internet communications across a variety of network infrastructures. ADTRAN solutions are currently in use by service providers, private enterprises, government organizations, and millions of individual users worldwide. For more information, please visit www.adtran.com.

For more information, contact the company at 800 9ADTRAN (800 923-8726) or via email at info@adtran.com. On the Web, visit www.adtran.com.

This press release contains forward-looking statements which reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2011 and our quarterly report on Form 10-Q for the quarter ended June 30, 2012. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

Condensed Consolidated Balance Sheet
(Unaudited)
(In thousands)

	September 30, 2012	December 31, 2011
Assets
Cash and cash equivalents	$43,535	$42,979
Short-term investments	190,333	159,347
Accounts receivable, net	102,693	76,130
Other receivables	8,260	9,743
Inventory	107,183	87,800
Prepaid expenses	4,354	3,119
Deferred tax assets, net	12,729	12,125
Total Current Assets	469,087	391,243

Property, plant and equipment, net	81,905	75,295
Deferred tax assets, net	6,843	8,345
Goodwill	3,492	3,492
Other assets	13,825	7,131
Long-term investments	327,106	332,008

Total Assets	$902,258	$817,514

Liabilities and Stockholders' Equity
Accounts payable	$52,285	$29,404
Unearned revenue	31,672	9,965
Accrued expenses	10,310	5,876
Accrued wages and benefits	16,894	13,518
Income tax payable, net	4,186	3,169
Total Current Liabilities	115,347	61,932

Non-current unearned revenue	19,085	4,874
Other non-current liabilities	15,882	12,077
Bonds payable	46,500	46,500
Total Liabilities	196,814	125,383

Stockholders' Equity	705,444	692,131

Total Liabilities and Stockholders' Equity	$902,258	$817,514

Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Sales	$162,125	$192,194	$480,858	$541,943
Cost of sales	82,153	82,718	231,598	226,845

Gross Profit	79,972	109,476	249,260	315,098

Selling, general and administrative expenses	34,114	31,475	103,130	91,925
Research and development expenses	35,582	26,894	92,835	75,150

Operating Income	10,276	51,107	53,295	148,023

Interest and dividend income	1,864	2,037	5,651	5,829
Interest expense	(587)	(599)	(1,756)	(1,795)
Net realized investment gain	2,530	2,982	7,353	9,121
Other income (expense), net	(368)	(155)	265	(397)
Gain on bargain purchase of a business	-	-	1,753	-

Income before provision for income taxes	13,715	55,372	66,561	160,781

Provision for income taxes	(4,443)	(19,159)	(23,259)	(53,367)

Net Income	$9,272	$36,213	$43,302	$107,414

Weighted average shares outstanding - basic	63,066	64,023	63,495	64,300
Weighted average shares outstanding - diluted (1)	63,304	64,961	64,139	65,697

Earnings per common share - basic	$0.15	$0.57	$0.68	$1.67
Earnings per common share - diluted (1)	$0.15	$0.56	$0.68	$1.63

(1) Assumes exercise of dilutive stock options calculated under the treasury stock method.

Consolidated Statements of Comprehensive Income
(Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Net Income	$9,272	$36,213	$43,302	$107,414

Other Comprehensive Income (Loss), net of tax:

Net change in unrealized gains (losses) on marketable securities	154	(5,468)	1,855	(11,259)
Reclassification adjustments for amounts included in net income	343	(287)	164	(682)
Foreign currency translation	134	(1,487)	191	(1,031)

Other Comprehensive Income (Loss), net of tax	631	(7,242)	2,210	(12,972)

Comprehensive Income, net of tax	$9,903	$28,971	$45,512	$94,442

Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended
	September 30,
	2012	2011
Cash flows from operating activities:
Net income	$43,302	$107,414
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,366	8,435
Amortization of net premium on available-for-sale investments	6,343	4,697
Net realized gain on long-term investments	(7,352)	(9,121)
Net (gain) loss on disposal of property, plant and equipment	(213)	14
Gain on bargain purchase of a business	(1,753)	-
Stock-based compensation expense	6,783	6,455
Deferred income taxes	(1,156)	128
Tax benefit from stock option exercises	1,813	10,457
Excess tax benefits from stock-based compensation arrangements	(1,412)	(9,311)
Change in operating assets and liabilities:
Accounts receivable, net	(26,178)	(18,440)
Other receivables	1,866	(8,525)
Income tax receivable, net	-	2,741
Inventory	2,142	(12,247)
Prepaid expenses and other assets	(1,193)	207
Accounts payable	17,607	8,924
Accrued expenses and other liabilities	12,769	15,047
Income tax payable, net	1,022	1,916
Net cash provided by operating activities	64,756	108,791

Cash flows from investing activities:
Purchases of property, plant and equipment	(10,759)	(9,531)
Proceeds from disposals of property, plant and equipment	266	-
Proceeds from sales and maturities of available-for-sale investments	198,566	378,288
Purchases of available-for-sale investments	(220,355)	(443,275)
Acquisition of business	7,496	(22,762)
Net cash used in investing activities	(24,786)	(97,280)

Cash flows from financing activities:
Proceeds from stock option exercises	4,932	33,631
Purchases of treasury stock	(28,578)	(35,178)
Dividend payments	(17,173)	(17,395)
Excess tax benefits from stock-based compensation arrangements	1,412	9,311
Net cash used in financing activities	(39,407)	(9,631)

Net increase in cash and cash equivalents	563	1,880
Effect of exchange rate changes	(7)	(1,031)
Cash and cash equivalents, beginning of period	42,979	31,677

Cash and cash equivalents, end of period	$43,535	$32,526

Supplemental Information
Acquisition Related Expenses, Amortizations and Adjustments
(Unaudited)
(In thousands)

On August 4, 2011, we closed on the acquisition of Bluesocket, Inc. and on May 4, 2012, we closed on the acquisition of the Nokia Siemens Networks Broadband Access business (NSN BBA). Acquisition related expenses, amortizations and adjustments for the three and nine months ended September 30, 2012 and 2011 for both transactions are as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Bluesocket, Inc. acquisition
Amortization of acquired intangible assets	$268	$198	$753	$198
Amortization of other purchase accounting adjustments	37	217	414	217
Acquisition related professional fees, travel and other expenses	-	630	-	630

Subtotal	305	1,045	1,167	1,045

NSN BBA acquisition
Amortization of acquired intangible assets	300	-	472	-
Amortization of other purchase accounting adjustments	666	-	1,718	-
Acquisition related professional fees, travel and other expenses	252	931	4,537	992

Subtotal	1,218	931	6,727	992

Total acquisition related expenses, amortizations and adjustments	1,523	1,976	7,894	2,037
Tax effect	(496)	(751)	(2,660)	(776)

Total acquisition related expenses, amortizations and adjustments, net of tax	$1,027	$1,225	$5,234	$1,261

The acquisition related expenses, amortizations and adjustments above were recorded in the following Consolidated Statements of Income categories for the three and nine months ended September 30, 2012 and 2011:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Revenue (adjustments to deferred revenue recognized in the period)	$497	$155	$1,151	$155
Cost of goods sold	126	66	932	66

Subtotal	623	221	2,083	221

Selling, general and administrative expenses	258	1,374	4,180	1,424
Research and development expenses	642	381	1,631	392

Subtotal	900	1,755	5,811	1,816

Total acquisition related expenses, amortizations and adjustments	1,523	1,976	7,894	2,037
Tax effect	(496)	(751)	(2,660)	(776)

Total acquisition related expenses, amortizations and adjustments, net of tax	$1,027	$1,225	$5,234	$1,261

Supplemental Information
Stock-based Compensation Expense
(Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Stock-based compensation expense included in cost of sales	$106	$100	$304	$280

Selling, general and administrative expense	1,107	1,090	3,205	3,096
Research and development expense	1,138	1,100	3,274	3,079

Stock-based compensation expense included in operating expenses	2,245	2,190	6,479	6,175

Total stock-based compensation expense	2,351	2,290	6,783	6,455
Tax benefit for expense associated with non-qualified options	(313)	(302)	(916)	(1,018)

Total stock-based compensation expense, net of tax	$2,038	$1,988	$5,867	$5,437

Reconciliation of GAAP net income per share, diluted, to
Non-GAAP net income per share, diluted
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

GAAP earnings per common share – diluted	$0.15	$0.56	$0.68	$1.63

Acquisition related expenses, amortizations and adjustments	0.02	0.02	0.08	0.02
Stock-based compensation expense	0.03	0.03	0.09	0.08
Bargain purchase gain – NSN BBA acquisition	-	-	(0.03)	-

Non-GAAP earnings per common share – diluted	$0.20	$0.61	$0.82	$1.73

CONTACT:
ADTRAN, Inc.
Jim Matthews, 256-963-8775
Senior Vice President/CFO
or
Investor Services/Assistance:
Gayle Ellis, 256-963-8220